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                                                                    Exhibit 11.1
                                                                 ------------------

                          FSI INTERNATIONAL, INC.

                    COMPUTATION OF INCOME PER COMMON SHARE


                                                               FISCAL YEAR ENDED:
                                             ----------------------------------------------------------
                                                AUGUST 26, 1995     AUGUST 27, 1994     AUGUST 28, 1993
                                             ----------------------------------------------------------
PRIMARY:

AVERAGE SHARES OUTSTANDING                           15,682,934          12,284,184           9,900,564

NET EFFECT OF DILUTIVE STOCK
 OPTIONS AND WARRANTS -- BASED ON
 THE TREASURY STOCK METHOD                            1,288,266             938,224             657,082
                                             ------------------     ----------------    ---------------

TOTAL                                                16,971,200          13,222,408          10,557,646
                                             ==================     ===============     ===============

NET INCOME                                          $19,285,684          $5,646,134          $2,957,955
                                             ==================     ===============     ===============

PRIMARY PER SHARE AMOUNTS                                 $1.14               $0.43               $0.28
                                             ==================     ===============     ===============

FULLY DILUTED:

AVERAGE SHARES OUTSTANDING                           15,682,934          12,284,184           9,900,564

NET EFFECT OF DILUTIVE STOCK
 OPTIONS AND WARRANTS -- BASED ON
 THE TREASURY STOCK METHOD                            1,387,614           1,001,106             760,332
                                             ------------------     ----------------    ---------------
TOTAL                                                17,070,548          13,285,290          10,660,896
                                             ==================     ===============     ===============
NET INCOME                                          $19,285,684          $5,646,134          $2,957,955
                                             ==================     ===============     ===============
FULLY DILUTED PER SHARE AMOUNTS                           $1.13               $0.43               $0.28
                                             ==================     ===============     ===============




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